As filed with the Securities and Exchange Commission
                      on October 19, 1999
                                        Reg. No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM S-8
                     Registration Statement
                             Under
                   The Securities Act of 1933

                     SOUTHWEST AIRLINES CO.
     (Exact name of registrant as specified in its charter)

     Texas                                   75-1563240
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

P.O. Box 36611, Dallas, Texas                75235-1611
(Address of Principal Executive Offices)     (Zip Code)

                     Southwest Airlines Co.
        1999 Employee Perfect Attendance Challenge Plan
                    (Full title of the plan)

                         Gary C. Kelly
        Vice President-Finance & Chief Financial Officer
                     Southwest Airlines Co.
                         P.O. Box 36611
                    Dallas, Texas 75235-1611
                          214/792-4363
   (Name, address, and telephone number, including area code, of agent for service)

                            Copy to:

                        Deborah Ackerman
                   Associate General Counsel
                     Southwest Airlines Co.
                         P.O. Box 36611
                    Dallas, Texas 75235-1611

             CALCULATION OF REGISTRATION FEE
                                                  Proposed
                                 Proposed         maximum       Amount
Title of                         maximum          aggregate     of
securities to     Amount to be   offering price   offering      registra-
be registered     registered     per share (1)    price(1)      tion fee
Common Stock
par value          18,000
$1.00 per share    shares        $16.97           $305,460      $84.92



(1) Pursuant to Rule 457(c), the amount is based on the average of the high and low price of the Common Stock on the New York
Stock Exchange on October 14, 1999.

(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)   the  Company's latest annual report filed pursuant  to
Section 13 or 15(d) of the Securities Exchange Act of 1934;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above; and

     (c) the descriptions of the Company's Common Stock and Common Share Purchase Rights contained in registration statements filed under the Securities Exchange Act of 1934 by the Company with the Commission, including any amendment or report filed for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 6.   Indemnification of Directors and Officers.

     Article VIII, Section 1 of Registrant's Bylaws provides as follows:

     "Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investiga tive (hereinafter called a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys' fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this
Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this
Article VIII could involve indemnification for negligence or under theories of strict liability."

     Article Ten of the Company's Articles of Incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, subject to certain limitations.

     Article 2.02-1 B. of the Texas Business Corporation Act provides that, subject to certain limitations, "a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of
conduct   in  his  official  capacity  as  a  director   of   the
corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."


     The   Company   also  maintains  directors'  and   officers'
liability insurance.

Item 8.   Exhibits.

     4.1  Specimen  certificate  representing  Common  Stock   of
          Southwest (incorporated by reference to Exhibit 4.2 to Southwest's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

     4.2 Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Registration Statement on Form S-3 (File No. 33-52155)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-
          7259); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.2 to Form S-8 (file no. 333-82735).

     4.3  Bylaws  of Southwest, as amended through February  1994
          (incorporated   by   reference  to   Exhibit   3.2   to
          Southwest's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7259)).

     5    Opinion   of   Mark  D.  Chambers,  Jr.,  Attorney   of
          Southwest, re legality of securities being registered.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Mark D. Chambers, Jr., Attorney of Southwest
          (contained in the opinion filed as Exhibit 5 hereto).

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registra tion statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove by registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

     The Registrant. Pursuant to the requirements of the Securi ties Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on September 16, 1999.

                                   SOUTHWEST AIRLINES CO.

                                   By /s/  Gary  C. Kelly
                                        Gary C. Kelly
                                        Vice President-Finance,
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 1999.

          Signature                     Capacity

/s/ Herbert D. Kelleher      Chairman of the Board of Directors,
Herbert  D.  Kelleher        President  and  Chief  Executive Officer

/s/ Gary C. Kelly             Vice President-Finance
Gary C. Kelly                 (Chief Financial and Accounting
                              Officer)

/s/ Samuel E. Barshop         Director
Samuel E. Barshop

                              Director
Gene H. Bishop

/s/ William P. Hobby          Director
William P. Hobby

/s/ Travis C. Johnson         Director
Travis C. Johnson

                              Director
R. W. King

/s/ Walter M. Mischer, Sr.    Director
Walter M. Mischer, Sr.

/s/ June M. Morris            Director
June M. Morris

/s/ C. Webb Crockett          Director
C. Webb Crockett




                       INDEX TO EXHIBITS


     4.1  Specimen  certificate  representing  Common  Stock   of
          Southwest (incorporated by reference to Exhibit 4.2 to Southwest's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

     4.2 Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Registration Statement on Form S-3 (File No. 33-52155)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-
          7259); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.1 to Southwest's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-7259)); Amendment to Restated Articles of Incorporation of Southwest (incorporated by reference to Exhibit 4.2 to Form S-8 (file no. 333-82735).

     4.3  Bylaws  of Southwest, as amended through February  1994
          (incorporated   by   reference  to   Exhibit   3.2   to
          Southwest's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7259)).

     5    Opinion   of   Mark  D.  Chambers,  Jr.,  Attorney   of
          Southwest, re legality of securities being registered.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Mark D. Chambers, Jr., Attorney of Southwest
          (contained in the opinion filed as Exhibit 5 hereto).


Exhibit  5                               SOUTHWEST  AIRLINES CO.

                                           Mark   D.  Chambers, Jr.
                                           Attorney

                                           P.O. Box 36611
                                           Dallas, Texas 75235-1611
                                           (214) 792-6143
                                           Facsimile:(214) 792-6200
                                           E-Mail:mark.chambers@wnco.com





     October 13, 1999



     Southwest Airlines Co.
     P.O. Box 36611
     Dallas, TX 75235

     Dear Sirs:

          I have represented Southwest Airlines Co., a Texas corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of the shares of the common stock, $1 par value of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 1999 Employee Perfect Attendance Challenge Plan (the "Plan").

          In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion, including the Registration Statement of the Company for the registration of the Common Stock to be issued pursuant to the Plan on Form S-8 under the Securities Act of 1933 (the "Registration Statement").

          Based on such examination, it is my opinion that the shares of Common Stock registered under the Registration Statement will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

          I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation thereunder.

     Sincerely,


     /s/ Mark D. Chambers, Jr.

     Mark D. Chambers, Jr.

     MDC:lss



                                                     Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southwest Airlines Co. 1999 Employee Perfect Attendance Challenge Plan of our report dated January 20, 1999 with respect to the consolidated financial statements of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young, LLP

                                   ERNST & YOUNG LLP


Dallas, Texas
October 15, 1999